Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, VP, Communications
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE TO ACQUIRE FIRST AMERICAN PAYMENT SYSTEMS

•	All cash transaction of $960 million, representing major milestone in the company’s One Deluxe. transformation and largest transaction in company’s 106-year history.
•	Doubles company Payments segment revenue while maintaining healthy margins and accelerating overall company growth through product innovation, cross-sell, and future acquisitions.
•	Pro forma annual recurring revenue of more than $600 million from the combined Payments segment further establishes the company’s leadership within the payments sector.
•	Enables Deluxe to enter the attractive merchant services market, featuring high secular growth rates and recurring revenue, as a scaled player.
•	Adds leading merchant services technology platform and omni-channel solutions to open significant opportunities with independent software providers, small businesses, and financial institutions.
•	Expands scale of and leverages Deluxe’s integrated sales and distribution system, which already supports thousands of financial institutions, millions of small businesses, and hundreds of the world’s leading brands.
•	Transaction to be financed with a combination of secured and unsecured debt.
•	Announces preliminary first quarter 2021 results.

Shoreview, MN & Fort Worth, TX – April 22, 2021 – Deluxe (NYSE: DLX), a Trusted Business Technology™ company, today announced an agreement to acquire First American Payment Systems (“First American”) for $960 million in cash, subject to customary adjustments. This transaction is expected to accelerate the company’s transformation into a leading payments technology company as part of its One Deluxe strategy.

First American is a privately owned, industry-leading, large-scale payment processor. The company provides partners and merchants with comprehensive in-store, online, and mobile payment solutions, including powerful digital payment processing services that help customers navigate through traditional, mobile, and virtual point-of-sale channels. With the acquisition of First American, Deluxe is expected to double the annual revenue of its Payments segment while maintaining healthy margins, firmly establishing Deluxe as a leader in the payments industry.

“This is a major, logical and responsible next step in our transformation. With electronic payments playing an increasingly important role across the economy, the addition of First American’s independent, leading payments platform will advance our One Deluxe strategy and our overall growth trajectory,” said Barry McCarthy, President and CEO of Deluxe. “Deluxe serves an integral part of the payments industry, with our software and services processing more than $2.8 trillion annually. First American’s end-to-end payments platform presents significant cross-sell opportunities as we continue to invest in our higher growth Payments segment, and this combination will create a multitude of opportunities to drive tremendous value for our shareholders.”

“Our acquisition of First American will enable Deluxe to participate in merchant services, a part of the strong secular growth payments industry,” said Michael Reed, President of Payments for Deluxe. “With this combination, Deluxe and First American customers will have access to a broader array of valuable and robust technology services and solutions. We expect to offer these merchant services to our thousands of financial institution customers, millions of small businesses and hundreds of the world’s biggest brands through our established and highly effective sales and distribution system. Importantly, we are excited to welcome First American to our shared customer-centric culture and strong platform for revenue growth, capital investment, and future job opportunities.”

“Today’s announcement is a testament to the accomplishments of the First American team over the last 30 years that have established our company as a deeply trusted payments partner with an unwavering focus on customer service,” said Neil Randel, Chief Executive Officer of First American. “In joining forces with a Fortune 1000 publicly traded company, we are advancing our mission to create innovative solutions as we continue to help our customers succeed and prosper. I look forward to working closely with Barry, Mike and the team to exponentially grow our combined company and deliver enhanced value to all of our stakeholders.”

Upon close of the transaction, the First American management team will join the Deluxe Payments team, and Randel will become Managing Director, Merchant Services.

Joining Two Payments Platforms Expected to Create Powerful Scale and Significant Growth Opportunities

•	The combination is expected to generate significant near-term revenue synergies.
•	The addition of First American’s scalable, omni-channel payment technology and proprietary back-end processing and settlement platform will further advance the Deluxe transformation.
•	The combination of First American’s diversified distribution channels of independent software vendors (ISVs), financial institutions (FIs), and independent sales organizations with Deluxe’s thousands of FIs and millions of small business customers will add cross-sell opportunities and significantly expand distribution scale.
•	Deluxe anticipates cross-selling opportunities in new verticals, including government, not-for-profit and retail, among others, supporting the unified One Deluxe approach to sales, technology, and customer relationships.
•	First American brings new capabilities to help businesses consolidate their platforms and integrate payments through powerful yet simple-to-use point-of-sale solutions.
•	First American’s technology platform will enable Deluxe to engage in dynamic innovation across its three other business segments (Cloud Solutions, Promotional Solutions and Checks) and enables a broader range of future M&A opportunities.
•	Having operated a successful business for over 30 years, First American’s management team brings substantial payments expertise that will enhance the strong bench of talent in place at Deluxe.

Preview of Preliminary First Quarter 2021 Results (unaudited)

•	Deluxe delivers a strong start to 2021, steadily improving sequential performance as promised, and exceeded consensus expectations. Adjusted EBITDA is expected to be up 7% to 9% year over year.
•	Adjusted EBITDA margin is anticipated to increase 300 to 350 basis points year over year.
•	Release of first quarter 2021 financial results and conference call scheduled for May 6, 2021.

Transaction Details

The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the second quarter of 2021. The transaction is not subject to any financing condition.

Deluxe will finance the acquisition with a combination of secured and unsecured debt. Following completion, the company’s expected net debt to adjusted EBITDA ratio is expected to be approximately 4.0x, with a long-term target leverage ratio of approximately 3.0x, or below.

Advisors

Cowen is serving as Deluxe’s exclusive financial advisor, while Weil, Gotshal & Manges LLP and Troutman Pepper Hamilton Sanders LLP are serving as legal counsel to Deluxe in connection with the transaction.

Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to First American.

Conference Call and Webcast

Deluxe will host a conference call today, April 22, 2021 at 8:30 a.m. ET to discuss the transaction. Interested parties may access the conference call via the investor relations page at www.deluxe.com/investor and callers in North America may dial 833-282-0028 (access code 4733219). A replay of the call will be available after 11:30 a.m. ET through midnight on April 29, 2021 by dialing 800-585-8367 (access code 4733219).

About Deluxe Corporation

Deluxe, a Trusted Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2.8 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

About First American

First American Payment Systems, L.P., headquartered in Fort Worth, Texas, is a global payment technology company providing leading integrated payment solutions to more than 159,000 merchants throughout the Americas and Europe. First American provides partner and merchant payment solutions that include a robust set of in-store, online and mobile payment solutions paired with the latest in payment security, across a wide range of verticals. Backed by award-winning customer service, merchants and partners have access to our U.S. based Customer Call Center 24/7/365. For more information, visit http://www.first-american.net.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, our future financial condition and our ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the company’s products and services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; the risk the contemplated transaction and/or other future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2020. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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